Exhibit 22

GUARANTOR SUBSIDIARIES OF HEICO CORPORATION

As of December 19, 2025, the following subsidiaries of HEICO Corporation are guarantors of the Company’s 5.25% Senior Notes due 2028 and 5.35% Senior Notes due 2033:

Name	Name
16-1741 Property, Inc.	Conxall Corporation
26 Ward Hill Property, LLC	CSI Aerospace, Inc.
3 McCrea Property Company, LLC	dB Control Corp.
34 Freedom Court, Corp.	Decavo LLC
3D Plus U.S.A., Inc.	Dielectric Sciences, Inc.
60 Sequin LLC	Dixie Aerospace, LLC
8929 Fullbright Property, LLC	Dukane Seacom, Inc.
Absolute Aviation Services, LLC	Engineering Design Team, Inc.
Accessory Technologies Corporation	Fortner Eng. & Mfg. Inc.
Accurate Metal Machining, Inc.	Future Aviation, Inc.
Action Research Corporation	Gables Engineering, Inc.
Aero-Glen International, LLC	Harter Aerospace, LLC
AeroAntenna Technology, Inc.	HEICO Aerospace Corporation
AeroDesign, Inc.	HEICO Aerospace Holdings Corp.
AeroELT, LLC	HEICO Aerospace Parts Corp.
Aerospace & Commercial Technologies, LLC	HEICO East Corporation
Aerospace Coatings International, LLC	HEICO Electronic Technologies Corp.
Air Cost Control US, LLC	HEICO Flight Support Corp.
Aircraft Technology, Inc.	HEICO Parts Group, Inc.
Analog Modules, Inc.	HEICO Repair Group Aerostructures, LLC
Apex Holding Corp.	HEICO Repair, LLC
Apex Microtechnology, Inc.	HETC I, LLC
ASC International, Inc.	HETC II Corp.
Astro Property, LLC	HETC III, LLC
Astroseal Products Mfg. Corporation	HETC IV, LLC
Aviatron, Inc.	HETC V, LLC
Bay Equipment Corp.	HETC VIII, LLC
Bernier Connect USA, Inc.	HETC IX, LLC
Blue Aerospace LLC	HFSC III Corp.
Camtronics, LLC	HFSC IV Corp.
Capewell Aerial Systems LLC	HFSC V, LLC
Capewell Property, LLC	HFSC VI, LLC
Carbon by Design Corporation	HFSC VII, LLC
Carbon by Design LLC	HFSC VIII, LLC
Charter Engineering, Inc.	HFSC XI Corp.
Connectronics Corp.	HFSC XII, LLC

Name	Name
HFSC XIII, LLC	Reinhold Industries, Inc.
HNW2 Building Corp.	Research Electronics International, L.L.C.
HNW Building Corp.	Ridge Engineering, LLC
HVT Group, Inc.	Ridge HoldCo, LLC
ICS Aero, LLC	Robertson Fuel Systems, L.L.C.
Inertial Airline Services, Inc.	Rocky Mountain Hydrostatics, LLC
Intelligent Devices, LLC	Rosen Aviation, LLC
IRCameras LLC	Santa Barbara Infrared, Inc.
Ironwood Electronics, Inc.	Seal Dynamics LLC
Jet Avion Corporation	Seal Q Corp.
Jetseal, Inc.	Sensor Systems, Inc.
Kitco, LLC	Sensor Technology Engineering, LLC
Leader Tech, Inc.	Sierra Microwave Technology, LLC
LLP Enterprises, LLC	Silver Wings Aerospace, Inc.
LPI Industries Corporation	Solid Sealing Technology, Inc.
Lucix Corporation	Soundair Repair Group, LLC
Lumina Power, Inc.	Specialty Silicone Products, Inc.
Marway Power Systems, Inc.	Sunshine Avionics LLC
McClain International, Inc.	Switchcraft Holdco, Inc.
Mid Continent Controls, Inc.	Switchcraft, Inc.
Midwest Microwave Solutions, Inc.	The Bechdon Company, LLC
Millennium International, L.L.C.	Thermal Energy Products, Inc.
Niacc-Avitech Technologies Inc.	Thermal Structures, Inc.
Northwings Accessories Corp.	Trad Tests & Radiations, Inc.
Optical Display Engineering, Inc.	Transformational Security, LLC
Paciwave, Inc.	TSID Holdings, LLC
PHS / MWA	TTT-Cubed, Inc.
Pioneer Industries, LLC	Turbine Kinetics, Inc.
Prime Air, LLC	Wencor Acquisition, Inc.
Pyramid Semiconductor Corp.	Wencor Defense Intermediate Holdco, LLC
Quell Corporation	Wencor Defense, LLC
R.H. Laboratories, Inc.	Wencor Group, LLC
Radiant Power Corp.	Wencor Investment I, LLC
Radiant Power IDC, LLC	Wencor MRO, LLC
Radiant-Seacom Repairs Corp.	Wencor Parent, Inc.
Ramona Research, Inc.	Wencor, LLC
Reinhold Holdings, Inc.